Exhibit 99.3b

MIDLAND LOAN SERVICES

March 8, 2004

Ms. Cynthia Reis Via UPS

LaSalle Bank National Association (312) 904-7830

ABS Trust Services Group

135 South LaSalle Street, Suite 1625

Chicago, IL

USA 60603-0000

Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-

Through Certificates, Series 2003-1

Pooling and Servicing Agreement

OFFICER'S CERTIFICATE

Pursuant to the requirements of that certain Pooling and Servicing Agreement governing the referenced Trust (the "PSA"), it is hereby certified that (i) the undersigned has completed a review of the servicer's performance of its obligations under the PSA for the preceding calendar year; (ii) to the best of the undersigned's knowledge on the basis of that review the servicer has fulfilled all of its obligations under the PSA throughout such period in all material respects; (iii) to the best of the undersigned's knowledge, the subservicer, of the servicer under the PSA, if any, has fulfilled its obligations under its sub servicing agreement in all material respects; and (iv) no notice has been received from any governmental agency or body which would indicate a challenge or question as to the status of the Trust's qualification as a REMIC under the U.S. Code.

Charles J. Sipple 3 8 04

Charles J. Sipple Date

Executive Vice President

Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-1 March 8, 2004

A member of The PNC Financial Services Group

10851 Mastin Overland Park Kansas 66210

cc:

Mr. Manish Parwani

Banc of America Securities LLC

214 North Tryon Street

Charlotte, NC 28255-0000

Mr. David A. Gertner

Banc of America Commercial Mortgage Inc.

NC1-027-021-02

Bank of America Corporate Center

214 North Tryon Street

Charlotte, NC 28255-0000

Mr. Jeff Paige

Vice President

Deutsche Bank Securities Inc.

31 West 52nd Street

New York, NY 10019-0000

Ms. Kathleen M. Laird

First Vice President

First Chicago Capital Corporation

55 West Monroe

Mail Code IL1-0616, 18th Floor, Suite IL1-0616

Chicago, IL 60670-0616

Attn: CMBS Surveillance

Fitch, Inc.

One State Street Plaza, 31st Floor

New York, NY 10004-0000

Mr. Marvin Kabatznick

Goldman, Sachs & Co.

85 Broad Street

New York, NY 10004-0000

Mr. Warren Friend

Morgan Stanley Capital I Inc.

1585 Broadway

New York, NY 10036-0000

Attn: CMBS Surveillance

Standard & Poor's Ratings Services

55 Water Street, 41st Floor

New York, NY 10041 0000

Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-1 March 8, 2004